THIRD AMENDMENT OF CREDIT AGREEMENT


         This Third Amendment of Credit Agreement (the "Third Amendment") is entered into as of November 2, 2001, among VALHI, INC. (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), COMERICA BANK, and TEXAS CAPITAL BANK (collectively, the "Banks"), and U.S. Bank, as the Administrative Agent and Issuing Bank.

                                    RECITALS

         A. The Borrower and the Banks are parties to a Credit Agreement dated as of November 6, 1998, as amended by a First Amendment Agreement dated as of November 5, 1999, and a Second Amendment Agreement dated as of November 3, 2000 (which Credit Agreement, as amended, is referred to in this Third Amendment as the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Third Amendment are used in this Third Amendment with the meanings so defined in the Credit Agreement.

         B. U.S. Bank is the Agent, the Issuing Bank, and the Arranger under the Credit Agreement and the other Credit Documents.

         C. The Borrower has requested the Banks to extend the Maturity Date of the Credit Agreement for a period of 364 days and has requested that the aggregate amount of the Commitments be increased to $55,000,000.

         D. The Banks have elected to renew and extend for 364 days the credit facility governed by the Credit Agreement and U.S. Bank has agreed to increase its Commitment to $35,000,000, as more particularly described in this Third Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Third Amendment agree as follows:

         1. Amendment of the Credit Agreement. From and after the Third Amendment Effective Date, the Credit Agreement hereby is amended as follows:

         (a) Amendment of Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended as follows:

         (i)      the  reference  to  the  date   "September  16,  1998"  (which
                  previously has been amended to October 17, 2000) in the definition of the term "Agent Fee Letter" hereby is deleted and replaced by "October 24, 2001"; and

         (ii) the reference to the date "November 3, 2000" (which previously has been amended to November 2, 2001) in the definition of the term "Maturity Date" hereby is deleted and replaced by "November 1, 2002."

         (b) Revised Annexes. Annexes I, II, and III to the Credit Agreement hereby are replaced in their entirety with Annexes I, II, and III attached to this Third Amendment.

         2. Replacement Notes. Each of the Banks agrees to return to the Borrower, immediately following the Third Amendment Effective Date, the Notes issued pursuant to the Credit Agreement in favor of such Bank, marked on the face of such Note "replaced by note issued pursuant to Third Amendment of Credit Agreement."

         3. Representations and Warranties; No Default. The Borrower hereby represents and warrants to each of the Banks that all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct as of the date of this Third Amendment and no Default has occurred and is continuing as of the date of this Third Amendment.

         4. Effectiveness of Third Amendment. This Third Amendment shall become effective on November 2, 2001 (the "Third Amendment Effective Date"), provided that the Agent has confirmed in writing to each of the parties to this Third Amendment on such date that:

         (a) Counterparts. The Agent has received a counterpart of this Third Amendment executed by each of the parties to this Third Amendment;

         (b) Borrower's Certificate. The Agent has received a Certificate of Secretary or Assistant Secretary of the Borrower that certifies (i) the title, authority, and true signature of the officer of the Borrower executing this Third Amendment on behalf of the Borrower, (ii) that the Borrower's Certificate of Incorporation and Bylaws have not changed since the delivery of those certified to the Banks as of the date of the original closing of the Credit Agreement, and
                  (iii) resolutions of the Borrower's Board of Directors authorizing the continuation of the credit facility governed by the Credit Agreement, as amended by this Third Amendment;

         (c) Form U-1. The Agent has received a Federal Reserve Form U-1 dated as of November 2, 2001, duly completed and executed by the Borrower and the Agent; and

         (d) New Notes. The Agent has received (i) a Note payable to the order of U.S. Bank in the principal amount of $35,000,000,
                  (ii) a Note payable to the order of Comerica Bank in the principal amount of $15,000,000, and (iii) a Note payable to the order of Texas Capital Bank in the principal amount of $5,000,000, each duly executed by the Borrower and in the form of Exhibit A to the Credit Agreement.

         5. Counterparts. This Third Amendment may be executed in any number of counterparts (which together shall constitute a single document).

         6. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         7. ENTIRE AGREEMENT. THIS THIRD AMENDMENT AND THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERTAKINGS, UNDERSTANDINGS, REPRESENTATIONS OR OTHER ARRANGEMENTS, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF THE PARTIES IN CONNECTION HEREWITH EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED OR SPECIFICALLY REFERRED TO HEREIN OR THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers duly authorized as of the date first written above.

THE BORROWER:                           THE BANKS:

VALHI, INC.                             COMERICA BANK


By                                      By
   Bobby D. O'Brien                        T. Bancroft Mattei
   Vice President and Treasurer            Assistant Vice President

THE AGENT:                              TEXAS CAPITAL BANK

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent, Issuing        By
   Bank, and Arranger                      W. Reed Allton
                                           Senior Vice President

By                                      U.S. BANK NATIONAL ASSOCIATION
   Janice T. Thede
   Vice President
                                         By
                                            Janice T. Thede
                                            Vice President




                                     ANNEX I

                                   COMMITMENTS


Comerica Bank                                                       $15,000,000
Texas Capital Bank                                                   $5,000,000
U.S. Bank National Association                                      $35,000,000
Total Commitments                                                   $55,000,000



                                    ANNEX II

                      APPLICABLE LENDING OFFICES FOR BANKS


COMERICA BANK:

Eurodollar Lending Office:                    Domestic Lending Office:

Comerica Bank                                 Comerica Bank
Suite 400                                     Suite 400
4100 Spring Valley                            4100 Spring Valley
Dallas, Texas 75244                           Dallas, Texas 75244
Attention:         T. Bancroft Mattei         Attention:     T. Bancroft Mattei
Assistant Vice President                      Assistant Vice President
Telephone:          (972) 361-2545            Telephone:         (972) 361-2545
Telecopy:           (972) 361-2550            Telecopy:          (972) 361-2550

TEXAS CAPITAL BANK:

Eurodollar Lending Office:                    Domestic Lending Office:

Texas Capital Bank                            Texas Capital Bank
4230 LBJ Freeway                              4230 LBJ Freeway
Dallas, Texas 75244                           Dallas, Texas 75244
Attention:         Lee Martinez               Attention:          Lee Martinez
                   Vice President                                Vice President
Telephone:          (214) 560-4533            Telephone:         (214) 560-4533
Telecopy:           (214) 991-4560            Telecopy:          (214) 991-4560

U.S. BANK NATIONAL ASSOCIATION:

Eurodollar Lending Office:                  Domestic Lending Office:

U.S. Bank National Association              U.S. Bank National Association
National Corporate Banking                  National Corporate Banking Division
Suite 400                                   Suite 400
555 S.W. Oak Street                         555 S.W. Oak Street
Portland, Oregon 97204                      Portland, Oregon 97204
Attention:         Janice T. Thede,         Attention:         Janice T. Thede
                   Vice President                                 Vice President
Telephone:          (503) 275-4942          Telephone:         (503) 275-4942
Telecopy:           (503) 275-5428          Telecopy:          (503) 275-5428





                                    ANNEX III

                              ADDRESSES FOR NOTICES


THE BORROWER:

Notice Address:                Valhi, Inc.
                               Suite 1700
                               5430 LBJ Freeway
                               Dallas, Texas  5240-2697
                               Attention:           Bobby D. O'Brien
                               Vice President and Treasurer
                               Telephone:           (972) 233-1700
                               Telecopier:          (972) 239-0142

THE AGENT:

Notice Address:                U.S. Bank National Association
                               National Corporate Banking Division
                               Suite 400
                               555 S.W. Oak Street
                               Portland, Oregon 97204
                               Attention:           Janice T. Thede
                                                    Vice President
                               Telephone:           (503) 275-4942
                               Telecopy:            (503) 275-5428



THE BANKS:


COMERICA BANK:

Notice Address:                Comerica Bank
                               Suite 400
                               4100 Spring Valley
                               Dallas, Texas 75244
                               Attention:           T. Bancroft Mattei
                               Assistant Vice President
                               Telephone:           (972) 361-2545
                               Telecopy:            (972) 361-2550


TEXAS CAPITAL BANK:

Notice Address:                Texas Capital Bank
                               Suite 900
                               2100 McKinney Avenue
                               Dallas, Texas 75201
                               Attention:           W. Reed Allton
                               Senior Vice President
                               Telephone:           (214) 932-6670
                               Telecopy:            (214) 932-6604


U.S. BANK NATIONAL ASSOCIATION:

Notice Address:                U.S. Bank National Association
                               National Corporate Banking Division
                               Suite 400
                               555 S.W. Oak Street
                               Portland, Oregon 97204
                               Attention:           Janice T. Thede
                                                    Vice President
                               Telephone:           (503) 275-4942
                               Telecopy:            (503) 275-5428